UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2023

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SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2340-2348 Walsh Avenue, Suite 2344 Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SMLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 19, 2023, Semler Scientific, Inc., or Semler Sci, entered into Cooperation Agreement with Eric Semler and William H.C. Chang, collectively, the Investors, and each of whom is the beneficial owner of more than 5% of Semler Sci’s common stock.

Pursuant to the cooperation agreement, Semler Sci agreed to (i) increase the size of its board of directors from five to seven directors, (ii) appoint Mr. Semler as an independent Class II director to fill one vacancy, with his term expiring at Semler Sci’s 2023 annual meeting of stockholders, and to appoint Mr. Chang as an independent Class I director to fill the other vacancy, with his term expiring at Semler Sci’s 2025 annual meeting of stockholders, (iii) appoint Mr. Semler as Chairperson of its board of directors and (iv) appoint each of Mr. Semler and Mr. Chang to the nominating committee of the board. Under the cooperation agreement, Semler Sci agreed to limit the size of its board of directors to no more than seven directors during the standstill period (as defined below).

Pursuant to the cooperation agreement, the Investors agreed to certain voting commitments for the duration of a standstill period, which is defined as the period commencing on the date of the cooperation agreement and ending upon the date that is the earlier of (i) 30 days prior to the deadline under Semler Sci’s bylaws for the nomination of director candidates for election to its board of directors for the 2024 annual meeting of stockholders and (ii) 90 days prior to the first anniversary of the 2023 annual meeting of stockholders. The Investors also agreed to appear in person or by proxy at each meeting of Semler Sci’s stockholders and to vote all of their shares of Semler Sci common stock in accordance with the board of directors’ recommendation with (a) respect to the election, removal and/or replacement of directors, (b) the ratification of the appointment of Semler Sci’s independent registered public accounting firm and (c) any other proposal that is submitted to Semler Sci’s stockholders for their vote.

Semler Sci and the Investors also agreed to certain non-disparagement and no-litigation provisions in the cooperation agreement, subject to certain exceptions.

The foregoing summary of the cooperation agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the cooperation agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2023, Arthur “Abbie” Leibowitz, M.D., F.A.A.P. and Cindy H. Moon, members of Semler Sci’s board of directors, notified the board of their intent not to stand for re-election as directors at Semler Sci’s 2023 annual meeting of stockholders. Neither Dr. Leibowitz nor Ms. Moon is deciding not to stand for re-election due to any disagreement with or about Semler Sci, its operations, policies or practices.

As contemplated by the cooperation agreement described in Item 1.01 above, on April 19, 2023, Semler Sci’s board of directors increased the size of the board from five to seven and appointed Mr. Semler and Mr. Chang to the newly created vacancies effective upon the entry into the cooperation agreement, with Mr. Semler to serve as a Class II director until Semler Sci’s 2023 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal and with Mr. Chang to serve as a Class I director until Semler Sci’s 2025 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Further, and as contemplated by the cooperation agreement, the board of directors reconstituted its nominating committee and appointed Mr. Semler and Mr. Chang thereto, along with current director and committee member, Mr. Dan Messina, and named Mr. Semler as Chairperson of the Board, all effective upon their joining the board.

As non-employee directors, each of Mr. Semler and Mr. Chang will be entitled to receive compensation as non-employee directors in accordance with Semler Sci’s non-employee director compensation policy as described in the its annual report on Form 10-K for the year ended December 31, 2022 and filed with the Securities and Exchange Commission, or SEC, on March 23, 2023. In addition, in connection Semler Sci entered into its standard indemnification agreement, which form indemnification agreement is filed as Exhibit 10.1 to Semler Sci’s Form 8-K filed with the SEC on July 29, 2014, with Mr. Chang and Mr. Semler, respectively, which requires Semler Sci, under the circumstances and to the extent provided for therein, to indemnify the indemnitee to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by him as a result of either him being made a party to certain actions, suits, investigations or other proceedings.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2023, Semler Sci’s board of directors approved and adopted its Third Amended and Restated Bylaws, or the Third A&R Bylaws, with immediate effect.

The Third A&R Bylaws were adopted solely to clarify that the authorized number of directors will be fixed in the manner as provided therein (as opposed to the certificate of incorporation), and in accordance with and exclusively by resolution duly adopted from time to time by the board of directors.

The foregoing summary and description of the Third A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Third A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Semler Scientific, Inc.
10.1	Cooperation Agreement, dated April 19, 2023, by and among Semler Scientific, Inc. and the Investors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: April 19, 2023	By:	/s/ Wayne T. Pan, M.D., Ph.D.
Name: Wayne T. Pan, M.D., Ph.D.
Title: Chief Executive Officer